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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCTOBER 29, 2001
Date of Report (Date of earliest event reported)

DAL-TILE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-64140 (Commission File Number)	13-3548809 (I.R.S. Employer identification no.)

7834 Hawn Freeway, Dallas, Texas 75217
(Address of Registrant's Principal Executive Office) (Zip Code)

(214) 398-1411
(Registrant's telephone number, including area code)

Item 5.	Other Events

On October 26, 2001, Dal-Tile International, Inc., a Delaware Corporation, completed a $400 million refinancing of its credit facilities. The transaction includes a $325 million five-year extension of the Company's credit facility, comprised of a $125 million Term Loan A and $200 million revolving credit, and a $75 million accounts receivable securitization.
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
Financial Statements.
None.
Pro Forma Financial Information.
None.
Exhibits.
10.1
Receivables Purchase Agreement, dated as of October 26, 2001, among DTSC, Inc. as the Seller and ATLANTIC ASSET SECURITIZATION CORP. as the investor and CREDIT LYONNAIS NEW YORK BRANCH as a bank and CREDIT LYONNAIS NEW YORK BRANCH as the Agent and DAL-TILE CORPORATION as Collection Agent and Originator.
10.2	Purchase and Contribution Agreement, dated as of October 26, 2001, between DAL-TILE CORPORATION as Seller and DTSC, INC. as purchaser.
10.3
Parent Undertaking Agreement, dated as of October 26, 2001, made by Dal-Tile International Inc., and Dal-Tile Group Inc., in favor of DTSC, Inc., the Investors and the Banks and Credit Lyonnais New York Branch, as agent for the Investors and the Banks, and their respective successors and assigns.
10.4	Amended and Restated Credit Agreement dated as of October 26, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DAL-TILE INTERNATIONAL INC.
Date: October 29, 2001	By:	/s/ W. CHRISTOPHER WELLBORN W. Christopher Wellborn Executive Vice President and Chief Financial Officer

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SIGNATURES